UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012 (March 20, 2012)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 20, 2012, Ike C. Smith resigned as Vice President and Controller, and principal accounting officer, of Key Energy Services, Inc. (the “Company”) to accept a position with another company. Mr. Smith will continue to serve as a Vice President of the Company until April 13, 2012, after which Mr. Smith’s employment with the Company will end.

(c) Also on March 20, 2012, the Board of Directors of the Company (the “Board”) appointed Mark A. Cox as Vice President and Controller of the Company and to serve as the Company’s principal accounting officer. Mr. Cox, age 52, joined the Company in October 2009 as Vice President, Tax. Prior to joining the Company, he served from December 2008 to September 2009 as Chief Financial Officer for Recon International, a privately-held company providing construction services to Western military and private organizations in Afghanistan, the Middle East and North Africa. From August 1990 through November 2008, Mr. Cox held a variety of positions with BJ Services Company, including Director of Tax, Middle East Region Controller and Assistant Corporate Controller. He also worked in the tax practice of Arthur Andersen LLP from 1986 to 1990. Mr. Cox is a CPA and received a Bachelor of Accountancy degree from Houston Baptist University in 1986.

Mr. Cox is an at-will employee and does not have an employment agreement with the Company. The written and unwritten arrangements under which Mr. Cox is compensated include:

•

a base salary, reviewed each year by the Compensation Committee (the “Committee”) of the Board, the Chief Executive Officer, the Chief Financial Officer, the Administration and Chief People Officer, the Chief Operating Officer and the General Counsel;

•

eligibility for long-term compensation in the form of equity awards granted under any of the Company’s equity incentive plans, including the 2007 Equity and Cash Incentive Plan, the 2009 Equity and Cash Incentive Plan and other or future equity incentive plans, as determined by the Board or the Committee;

•

eligibility for annual cash bonuses under the Company’s cash bonus incentive plan based on the achievement of pre-determined operating and financial performance measures and other performance objectives established annually by the Committee (as may be adjusted by the Committee in response to changing market conditions);

•

eligibility to receive benefits under a Change of Control Agreement which would entitle him, upon an involuntary termination within one year after a Change of Control (as defined in the Change of Control Agreement) to (1) a severance payment equal to his annual base salary, and (2) a COBRA payment equal to twelve times the monthly COBRA premium rate for medical coverage for Mr. Cox and his dependents who were covered under the Company’s medical benefit plan prior to the involuntary termination; and

•

a broad-based benefits package offered to all employees, including participation in health and welfare programs for medical, pharmacy, dental, vision, life insurance and accidental death and disability.

In connection with Mr. Cox’s appointment as Vice President and Controller, the Company will seek approval from the Committee for a grant of a restricted stock award. The Company anticipates that any restricted stock granted to Mr. Cox will be under the terms of the Key Energy Services, Inc. 2009 Equity and Cash Incentive Plan.

Mr. Cox does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K. Mr. Cox does not have any interests requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: March 26, 2012	By:	/s/ T.M. WHICHARD III
T.M. Whichard III
Senior Vice President and Chief Financial Officer